UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During a presentation at Mercury World on Sunday, October 9, 2005 at 2:00 p.m. PDT, Mr. Christopher Lochhead, chief marketing officer of Mercury Interactive Corporation (“Mercury”), inadvertently made the following statement: “This year, plus or minus, the company will do more than $900 million in sales.” However, Mercury does not believe that this statement is accurate. Mercury will host a conference call to discuss Q3 2005 Earnings on November 2, 2005. At such time, Mercury will address in greater detail its third quarter results and update its guidance for the remainder of 2005.

Forward Looking Statements

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance for the third and fourth quarter of fiscal 2005, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual third and fourth quarter results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) third and fourth quarter 2005 revenues, expenses and earnings per share; 2) the mix of perpetual and term licenses in the third and fourth quarter and the effect of the timing of the recognition of revenue from products sold under term licenses; 3) the expected effect of foreign exchange movements; 4) the results of the Special Committee investigation; 5) third and fourth quarter costs incurred by Mercury in connection with the Special Committee investigation and the SEC investigation; 6) expectations as to the timing of the completion of the Special Committee investigation, the Company’s review, restatement and filing of its historical financial statements and the filing of its Form 10-Q for the second quarter of fiscal year 2005, 7) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement, 8) the possibility that the trustee for the Notes or the holders of at least 25% of the outstanding principal amount of the Notes may, following expiration of a 60 day cure period, cause acceleration of repayment of the entire principal amount and accrued interest on the Notes, 9) the nature and scope of the ongoing SEC investigation, 10) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with Nasdaq listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market, 11) dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 12) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information is made as of October 10, 2005, and Mercury undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Anthony Zingale
	Name:	Anthony Zingale
President and Chief Operating Officer